UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Envestnet, Inc.

(Name of Registrant as Specified In Its Charter)

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April 18, 2011

Chicago, Illinois

Dear Stockholder:

It is with great pleasure that we invite you to our 2011 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 19, 2011 at 35 East Wacker Drive, Suite 260, Chicago, Illinois at 10:00 a.m. Central time.

Our formal agenda for this year’s meeting is to vote on the election of directors, to vote on an advisory basis on executive compensation, to vote on an advisory basis on the frequency of submitting the advisory vote on executive compensation to stockholders and to ratify the selection of independent auditors for 2011. In addition, we will report to you the highlights of 2010 and discuss the outlook for our business in 2011. We will also answer any questions you may have. Representatives of our independent auditors will be in attendance at the meeting and will be available to answer questions as well.

Whether or not you plan to attend the meeting, your vote on these matters is important to us. Stockholders of record can vote their shares via the Internet, by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the return envelope provided. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

If you are a beneficial holder of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange does not allow brokers to cast votes with respect to the election of directors or executive compensation matters unless they have received instructions from the beneficial owner of shares.

We look forward to seeing you at the meeting.

Sincerely,

Judson Bergman

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING

April 18, 2011

Chicago, Illinois

TO THE STOCKHOLDERS OF ENVESTNET, INC.:

The Annual Meeting of Envestnet, Inc., which we refer to as Envestnet, will be held on Thursday, May 19, 2011, at 10:00 a.m. Central time at 35 East Wacker Drive, Suite 260, Chicago, Illinois, for the following purposes:

1.	to elect two Class I directors to hold office until the 2014 Annual Meeting or until their successors are duly elected and qualified;

2.	to vote, on an advisory basis, on executive compensation;

3.	to vote, on an advisory basis, on whether executive compensation should be submitted to stockholders for an advisory vote every one, two or three years;

4.	to ratify the appointment of McGladrey & Pullen, LLP as Envestnet’s independent auditors for the fiscal year ending December 31, 2011; and

5.	to transact such other business, if any, as lawfully may be brought before the meeting.

Only stockholders of record, as shown by the transfer books of Envestnet, at the close of business on April 4, 2011, are entitled to notice of, and to vote at, the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS IN YOUR PROXY MATERIALS. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,

Shelly O’Brien

Secretary

ENVESTNET INC.

35 East Wacker Drive

Suite 2400

Chicago, Illinois 60601

April 18, 2011

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why has this proxy statement been made available?

Our board of directors is soliciting proxies for use at our Annual Meeting of Stockholders to be held on May 19, 2011, and any adjournments or postponements of the meeting. The meeting will be held at 10:00 a.m. Central time at 35 East Wacker Drive, Suite 260, Chicago, Illinois. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 18, 2011.

This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

•	the election of two Class I directors.

•	an advisory vote on executive compensation.

•	an advisory vote on whether executive compensation should be submitted to stockholders for approval every one, two or three years.

•	the ratification of the selection of McGladrey & Pullen, LLP, an independent registered public accounting firm as our independent auditors for the fiscal year ending December 31, 2011.

Envestnet’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” approval of executive compensation, “FOR” submitting executive compensation to stockholders for approval every third year and “FOR” the appointment of the selection of McGladrey & Pullen, LLP as our independent auditors for 2011.

Are proxy materials available on the Internet?

Yes. Our proxy statement for the 2011 Annual Meeting, form of proxy card and 2010 Annual Report are available at www.envestnet.com.

Who is entitled to vote?

April 4, 2011 is the record date for the Annual Meeting. If you owned our common stock at the close of business on April 4, 2011, you are entitled to vote. On that date, we had 31,622,508 shares of our common stock outstanding and entitled to vote at the Annual Meeting, including 67,224 shares of unvested restricted common stock. Our common stock is our only class of voting stock. The closing price of our common stock on April 4, 2011 on the NYSE was $12.99.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on April 4, 2011.

The proxy card indicates the number of shares of common stock you are entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to Envestnet or to vote in person at the Annual Meeting. You may vote by telephone or via the Internet as described below under the heading “Information About the Annual Meeting and Voting—May I vote by telephone or via the Internet?” or you may request a paper copy of the proxy materials and vote your proxy card by mail.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading “Information About the Annual Meeting and Voting—How do I vote in person at the Annual Meeting?” Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading “Information About the Annual Meeting and Voting—May I vote by telephone or via the Internet?”

How do I vote by proxy if I am a stockholder of record?

If you are a stockholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” the election of each Class I director,

•	“FOR” the approval of executive compensation,

•	“FOR” submitting executive compensation to stockholders every 3 years, and

•	“FOR” the ratification of McGladrey & Pullen, LLP as our independent auditors for 2011

If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

How do I give voting instructions if I am a beneficial owner?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to rules of the New York Stock Exchange, which we refer to as the NYSE, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. Similarly, brokers do not have discretion to vote uninstructed shares with respect to the advisory vote on executive compensation or the advisory vote on the frequency of submission of executive compensation to stockholders. It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your vote with respect to directors, executive compensation and executive compensation frequency, and any other matters treated as non-routine by the NYSE, is counted.

May I vote by telephone or via the Internet?

Yes. If you are a stockholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. Please note that there are separate telephone and Internet arrangements depending on whether you are a stockholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in “street name” (that is, if your stock is held in the name of your broker or bank).

If you are a stockholder of record, you may vote by telephone, or electronically via the Internet, or by following the instructions provided on the proxy card.

If you are a beneficial owner and hold your shares in “street name,” you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Voting by telephone or over the Internet or returning your proxy card by mail will not affect your right to attend the Annual Meeting and vote.

May I revoke my proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

•	Send a letter revoking your proxy to Envestnet’s Corporate Secretary at 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601, or

•	Attend the Annual Meeting and vote in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I vote in person at the Annual Meeting?

You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the Notice of Internet Availability containing your control number or proof of identification. Shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on April 4, 2011.

Even if you plan to attend the Annual Meeting, Envestnet recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What votes need to be present to hold the Annual Meeting?

To have a quorum for our Annual Meeting, the holders of a majority of our shares of common stock outstanding as of April 4, 2011 must be present in person or represented by proxy at the Annual Meeting.

What vote is required to approve each proposal?

Directors are elected by a plurality vote, which means that the two nominees for Class I directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are witheld, then notwithstanding the valid election of such director, our by-laws provide that such director will voluntarily tender his resignation for consideration by our Board. Our Board will determine whether to accept the resignation of such director. With respect to the frequency of the stockholder advisory vote to approve our executive compensation, the option receiving the highest number of votes will be considered, on an advisory basis, to be the preferred frequency for holding an advisory vote on our executive compensation. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

How are votes counted?

In the election of Envestnet directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN” with respect to the proposals relating to the advisory vote on executive compensation and the ratification of Envestnet’s independent auditors. With respect to the advisory vote on the frequency of submission of executive compensation to stockholders, you may vote for “ONE YEAR” “TWO YEARS” or “THREE YEARS” or you may “ABSTAIN”. If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in “How do I give voting instructions if I am a beneficial holder?”, election of directors and executive compensation matters are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

What is the effect of broker non-votes and abstentions?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Common stock owned by stockholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common stock that is beneficially owned and is voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one proposal. Broker non-votes will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual Meeting.

Therefore, “broker non-votes” will have no direct effect on the outcome of any of the proposals. Abstentions will be considered present and voting and will have the impact of a vote against a proposal.

Are there any voting agreements with respect to our common stock?

No.

What are the costs of soliciting these proxies and who will pay them?

Envestnet will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Where can I find the voting results?

We will publish the voting results in a Form 8-K that we will file with the SEC, by May 25, 2011. You can find the Form 8-K on our website at www.envestnet.com.

Will Envestnet’s independent auditors attend the Annual Meeting?

McGladrey & Pullen, LLP will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Do directors attend the Annual Meeting?

Directors are encouraged to attend all meetings of stockholders called by Envestnet and we expect all of our directors to attend the Annual Meeting.

Can a stockholder, employee or other interested party communicate directly with our Board? If so, how?

Our Board provides a process for stockholders, employees or other interested parties to send communications to our Board. Stockholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to accounting or auditing matters or any other matters may send an email to corpsecy@envestnet.com. Alternatively, stockholders, employees or other interested parties may send written communications to the Board c/o Secretary, 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601, although mail is not as prompt as e-mail. Communication with the Board may be anonymous. The Secretary will forward all communications to the Board, to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will then determine when it is appropriate to distribute such communications to other members of the Board or to management.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting or voting, please contact Shelly O’Brien, our Secretary, at (312) 827-2800 or at corpsecy@envestnet.com. If you have any questions about your ownership of Envestnet common stock, please contact Investor Relations at (312) 827-3940 or at investor.relations@envestnet.com.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies since becoming a public company following our 2010 initial public offering, which we refer to as our IPO. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and Board self-evaluations. We have also adopted a Code of Business Conduct and Ethics for our employees and directors and charters for each of our Compensation Committee, Audit Committee and Nominating and Governance Committee. The full text of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and each committee charter, are available on our website located at www.envestnet.com and you can view and print these documents by accessing our website, then clicking on “Investor Relations,” followed by “Corporate Governance.” In addition, you may request copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the committee charters by contacting our Secretary via:

Telephone (312) 827-2800
Facsimile (312) 827-2801
e-mail corpsecy@envestnet.com

Independent Director Meetings	The independent directors meet at regularly scheduled executive sessions without the participation of management or any director who is not independent and our non-employee directors meet periodically at executive sessions without the participation of management. Yves Sisteron, our lead independent director, is the presiding director for executive sessions of independent directors and non-employee directors.

Other Corporate Governance Highlights	•	Our Board has a substantial majority of non-employee, independent directors.

•	Only non-employee, independent directors may serve on our Audit, Compensation and Nominating and Governance Committees.

•	Our Audit Committee hires, determines the compensation of and decides the scope of services performed by our independent auditors. It also has the authority to retain outside advisors.

•	No member of our Audit Committee simultaneously serves on the audit committees of more than two public companies.

•	Our Compensation Committee has the authority to retain independent consultants to assist it. Our Compensation Committee evaluates the performance of the Chief Executive Officer, whom we refer to as our CEO, based on corporate goals and objectives and, with the other independent directors, sets his compensation based on this evaluation.

•

We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Business Conduct and Ethics addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•

In addition to Envestnet’s regular Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of our operations and to learn about general trends affecting the wealth management industry. We also provide our directors with the opportunity to attend continuing education programs.

The Board of Directors

Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on the Company by discussing matters with the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets six times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2010 plus attended our annual business review meeting. From time to time, the Board has telephonic information sessions on various topics. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2010.

Director Independence

In February 2011, our Board determined that the following directors are independent under the listing standards of the NYSE: Ross Chapin, Gates Hawn, James Johnson, Paul Koontz, and Yves Sisteron. These independent directors constitute substantially more than a majority of Envestnet’s Board of Directors. In making its determination of independence, the Board applied the categorical standards for director independence set forth in the NYSE’s rules and determined that no other material relationships existed between us and these directors. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with us.

The Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee	The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditors.

The Audit Committee is composed entirely of directors who are independent of us and our management, as defined by the NYSE listing standards.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that Messrs. Chapin, Johnson and Hawn are each audit committee financial experts, as that term is defined under Item 401(h) of the SEC’s Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Proposal No. 1: Election of Directors.”

The members of the Audit Committee are Mr. Johnson (Chairman), Mr. Chapin and Mr. Hawn.

The Audit Committee held six meetings during 2010.

The Compensation Committee	The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.

The Compensation Committee is composed entirely of directors who are independent of us and our management, as defined by the NYSE listing standards.

The members of the Compensation Committee are Mr. Sisteron (Chairman), Mr. Chapin and Mr. Koontz.

The Compensation Committee held four meetings during 2010.

The Nominating and Governance Committee	The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed entirely of directors who are independent of us and our management, as defined by the NYSE listing standards.

The members of the Nominating and Governance Committee are Mr. Hawn (Chairman), Mr. Johnson and Mr. Koontz.

The Nominating and Governance Committee held four meetings during 2010.

How are directors compensated?

Beginning on the date of our IPO, each non-employee director receives an annual retainer of $30,000 with an additional meeting attendance stipend of $2,000 for each board and coinciding committee meeting attended in person. The chairperson of our Audit Committee receives an additional annual retainer of $15,000. The chairperson of our other committees receives an additional annual retainer of $10,000. The lead independent director receives an additional annual retainer of $15,000. All non-chairperson committee members receive an additional annual retainer of $5,000. Directors receive one-half of such amounts in cash and one-half in either restricted stock or in options to acquire shares of our common stock. We also reimburse all of our directors for their reasonable expenses incurred in attending meetings of our Board of Directors or committees. The foregoing amounts were prorated for 2010 since our IPO took place in July 2010.

Stock option grants to our non-employee directors vest monthly over a four-year period, except that the shares that would otherwise vest over the first 12 months do not vest until the first anniversary of the grant. All stock option grants to our non-employee directors are made pursuant to our 2010 Long-Term Incentive Plan. See “—Compensation Discussion and Analysis—2010 Long-Term Incentive Plan”.

The following table sets forth our 2010 non-employee director compensation:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(*)	All Other Compensation(1) ($)	Total ($)
Ross Chapin	14,000	0	14,000	0	28,000
Gates Hawn	15,250	0	15,250	0	30,500
James Johnson	16,500	0	16,500	0	33,000
Paul Koontz	14,000	0	14,000	0	28,000
Yves Sisteron	15,750	0	15,750	0	31,500

*	Option awards were granted on February 28, 2011 in connection with 2010 service.

No director awards of stock or options were outstanding on December 31, 2010.

What is our Board leadership structure?

The independent directors of our Board of Directors evaluate the Board of Director’s leadership structure on a regular basis.

While the Board of Directors does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions, under the current Board of Directors leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role. Mr. Bergman has served as our Chairman of the Board and Chief Executive since 1999. The non-employee directors of the Board of Directors have designated one of the independent directors as lead director. The lead director’s responsibilities include presiding over all executive sessions of the non-employee directors, where non-employee directors meet outside the presence of the management directors. The other responsibilities of the lead director are determined by the Board of Directors from time to time. Yves Sisteron has been designated the lead director by the Board of Directors.

In considering its leadership structure, the Board of Directors takes a number of factors into account. Based on its most recent review of the leadership structure, the Board of Directors believes that the current structure is appropriate for our company because it allows for effective evaluation and execution of our strategies and operations management. In addition, a number of Board of Directors and Committee processes and procedures, including regular executive sessions of non-employee directors and annual performance evaluations, provide substantial independent oversight of our Chairman and Chief Executive Officer’s performance.

How does the Board oversee risk?

Our policies and procedures relating to risk assessment and risk management are overseen by its Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The Board of Directors annually approves our business plan, giving consideration to risk management. The involvement of the Board in setting our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for us.

The Audit Committee of the Board of Directors is responsible for reviewing our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures.

The Compensation Committee reviews compensation risk. The Compensation Committee assessed our executive compensation programs to ascertain any potential material risks that may be created by the compensation program.

In conducting this assessment, the Compensation Committee focused on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.

The Compensation Committee considered the findings of this assessment of compensation policies and practices and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage executives to take unnecessary or excessive risks and therefore that our compensation policies and practices do not create risks reasonably likely to have a material adverse effect on us.

How are directors nominated?

In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee reviews the qualifications of these persons to determine whether they might be a good candidate for membership on the Board of Directors. The Nominating and Governance Committee includes a review of the person’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an annual meeting. Between annual meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board.

Envestnet does not have a formal Board diversity policy. However, the Board considers diversity in professional experience and professional training in recommending nominees. The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board and the Nominating and Governance Committee take into account factors such as the individual’s general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company; understanding of our business; education and professional background, including current employment and other Board memberships; reputation for integrity; and any other factors they consider to be relevant. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the corporate governance guidelines. See each nominee’s and director’s biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

The Nominating and Governance Committee will consider a stockholder’s recommendation for directors, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a stockholder has a suggestion for candidates for election, the stockholder should mail it to: Secretary, Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601. No person recommended by a stockholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

If a stockholder desires to nominate a person for election as director at a stockholders’ meeting, that stockholder must comply with Section 5.2 of our By-laws, which requires notice not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year’s annual meeting of stockholders. This time period has passed with respect to the 2011 Annual Meeting. With respect to the 2012 Annual Meeting, Envestnet must receive such written notice on or prior to December 21, 2011. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth

•	as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class, series and number of shares of Envestnet common stock that are owned beneficially by the person,

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act and

•	the nominee’s written consent to serve, if elected, and

•	as to the stockholder giving the notice:

•	the name and record address of the stockholder,

•	the number of shares of Envestnet common stock that are owned beneficially by the stockholder, and

•

a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made.

Compensation Committee interlocking and insider participation

The Compensation Committee of Envestnet’s Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of the Compensation Committee is a current or former officer or employee of ours. No executive officer of ours serves on the compensation committee of any company that employs any member of the Compensation Committee.

What is our Related Party transactions approval policy and what procedures do we use to implement it?

Our Board of Directors has adopted a written Related Party transactions policy. This policy applies to any transaction, arrangement or relationship, which we refer to as a Related Party Transaction, in which we (including any of our subsidiaries) were, are or will be a participant, and in which any director, officer, 5% or greater stockholder or certain other Related Parties or entities, each of which we refer to as a Related Party, has a direct or indirect material interest. Under the policy, the Audit Committee examines the following factors in determining whether to approve a Related Party Transaction:

•	the Related Party’s relationship to us and interest in the transaction;

•

the impact on a director’s independence in the event the Related Party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•

the material facts of the proposed Related Party Transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•	the benefits to us of the proposed Related Party Transaction;

•	if applicable, the availability of other sources of comparable products or services;

•	the terms of the proposed Related Party Transaction; and

•	an assessment of whether the proposed Related Party Transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee will approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders, as the Audit Committee determines in good faith.

The following types of transactions do not require approval or ratification under this policy:

•	transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

•	transactions in which the Related Party’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

•

transactions in which the Related Party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

•

transactions in which the Related Party’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from us, which donations are made in accordance with our charitable and community program.

•

compensation arrangements of any executive officer (other than an individual who is an immediate family member of a Related Party) that have been approved by the Compensation Committee of our Board of Directors and

•	director compensation arrangements that have been approved by our Board of Directors.

What Related Party transactions did we have in 2010?

Registration Rights

On March 22, 2004, we entered into a registration rights agreement with certain holders of our common stock, or the registration rights agreement, pursuant to which these holders of our common stock are entitled to demand registration rights, Form S-3 registration rights and piggyback registration rights with respect to the registration of their shares of our common stock under the Securities Act of 1933, as amended, or the Securities Act. We refer to shares of our common stock that are subject to the registration rights agreement as “registrable securities,”

In connection with our IPO, The EnvestNet Group, Inc., Envestnet’s 41% shareholder prior to the IPO (“Envestnet Shareholder”), merged with and into Envestnet, with Envestnet being the surviving entity. Upon consummation of the merger of Envestnet Shareholder with and into Envestnet, certain stockholders of Envestnet Shareholder are entitled to become party to the registration rights agreement and to receive each of the registration rights described below.

Demand Registration Rights. The holders of registrable securities have rights, at their request, to have their shares registered for resale under the Securities Act. Holders of at least 50% of registrable securities may demand the registration of their shares on up to two occasions within any 12-month period if the gross proceeds from the registration of their shares would exceed $15,000,000.

Registration on Form S-3. In addition to the demand registration rights discussed above, holders of at least 20% of the registrable securities may require that we register their shares of our common stock for public resale on Form S-3 or similar short-form registration statement if the gross proceeds from the registration of their shares of our common stock would exceed $5,000,000 and our company is eligible to use Form S-3.

Piggyback Registration Rights. The holders of 24,620,072 shares of registrable securities have rights to have their shares of our common stock registered for resale under the Securities Act if we register any of our securities, either for our own account or for the account of other stockholders, subject to the right of the underwriters involved in any such transaction to limit the number of shares of our common stock included in an underwritten offering.

The following Related Parties are currently party to the registration rights agreement: AOS Partners, L.P., GRP II Investors, L.P., GRP II Partners, L.P., GRPVC, L.P., Apex Investment Fund IV, L.P., Apex Investment Fund V, L.P., Apex Strategic Partners IV, LLC, Foundation Capital III Principals, LLC, Foundation Capital III, L.P., Foundation Capital Leadership Principals Fund, LLC, Foundation Capital Leadership Fund, L.P., Judson Bergman (our Chairman and Chief Executive Officer and one of our directors), William Crager (our President), Scott Grinis (our Chief Technology Officer), Brandon Thomas (our Chief Investment Officer), and James Johnson, one of our directors. Holders of our registrable securities are entitled to the registration rights described above. Collectively, these Related Parties hold 12,225,821 shares covered by the registration rights agreement as of April 4, 2011.

Indemnification of Directors and Executive Officers

On July 28, 2010, we entered into agreements to indemnify our directors and certain of our officers in addition to the right to indemnification provided to such persons in our certificate of incorporation and by-laws. These agreements will, among other things, require us to indemnify these individuals to the fullest extent permitted under Delaware law, including for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by any such person as a director or officer of our company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise if any such person serves in such capacity at our request. We also intend to enter into indemnification agreements with our future directors and executive officers.

Share Repurchases

In June 2010, in connection with the exercise of 179,624 expiring stock options by certain of our former employees, we repurchased 135,827 shares of our common stock from such former employees for an aggregate purchase price of approximately $1.6 million to fund the purchase price and tax obligations of such exercises, resulting in a net issuance of 43,797 shares. Siva Suresh, a former employee and director completed an exercise, included in the above amounts, of 90,000 shares in which we repurchased 63,279 shares for a total of $753,015, resulting in a net issuance of 26,721 shares to Mr. Suresh.

Other Related Party Transactions

On May 17, 2006, we entered into a loan agreement with Judson Bergman, our Chairman and Chief Executive Officer and one of our directors, evidenced by a promissory note in the original principal amount of $200,000, with interest due at an annual rate of 4.85%. On September 19, 2008, Mr. Bergman made a payment on the promissory note in the amount of $100,000. On May 17, 2009 we reclassified $23,602 of the September 19, 2008 payment against accrued interest receivable. The loan agreement that we originally entered into with Mr. Bergman on May 17, 2006 was replaced in full by a new loan agreement that we entered into with Mr. Bergman on May 17, 2009, evidenced by a promissory note in the amount of $128,187, with interest due at an annual rate of 4.85%. On February 20, 2010, Mr. Bergman paid the promissory note dated May 17, 2009 with a total payment of $128,187 in principal and $4,752 in interest and the promissory note was cancelled.

Transactions Related to the IPO

In connection with our IPO, the Envestnet Shareholder merged with and into Envestnet, with Envestnet being the surviving entity. Pursuant to the merger, all of the Envestnet Shareholder’s outstanding preferred shares were converted into Envestnet Shareholder common stock and the Envestnet Shareholder liquidated and distributed all of the shares of our common stock then held by the Envestnet Shareholder pro rata to the holders of its common shares. In addition, pursuant to their terms, each series of our outstanding preferred stock outstanding immediately prior to the IPO converted into shares of our common stock, effective upon the closing of the IPO.

Did our insiders comply with Section 16(a) beneficial ownership reporting in 2010?

Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Except as disclosed in the next sentence, we believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal 2010. Mr. Crager filed a Form 4 late in respect of 100 shares of our common stock acquired by his wife in connection with our IPO and Mr. Thomas failed to include in a Form 3 and Form 4, shares of our common stock held by a trust of which he is the trustee.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our by-laws divide our Board of Directors into three classes with the terms of office of each class ending in successive years. Our by-laws provide for a minimum of 5 and a maximum of 11 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual Meeting.

Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Ross Chapin and Gates Hawn as directors of Envestnet to serve three year terms to expire at the Annual Meeting in 2014 and, in each case, until their respective successors shall have been elected and shall have qualified. Each nominee is currently serving as a director of Envestnet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF ENVESTNET.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the Annual Meeting.

We have set forth below information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for election for terms expiring in 2014

Ross Chapin

Mr. Chapin has served as a director of our company since 2001. Mr. Chapin is a Managing Director of Parametric Portfolio Associates LLC, a provider of structured portfolio management, which he joined as a senior executive in October 2005. Prior to Parametric, Mr. Chapin co-founded Orca Bay Partners, a private equity firm. Mr. Chapin received an MBA from Columbia University in finance and accounting, and an undergraduate degree from Denison University.

Mr. Chapin has broad knowledge of the financial services industry and financial products acquired through his experience at Parametric. In addition, the Board benefits from Mr. Chapin’s experiences with a broad range of companies and industries acquired as a result of the review and analysis of investments by Orca Bay Partners and his education in finance and accounting.

Gates Hawn

Mr. Hawn has served as a director of our company since 2004. Mr. Hawn is currently retired. He had previously worked as a Senior Advisor for Credit Suisse, an investment banking firm or its predecessors from 2000 to 2004. In 2000 Donaldson, Lufkin & Jenrette, or DLJ, merged with Credit Suisse, and Mr. Hawn was with DLJ from 1981 to 2000. Mr. Hawn received an undergraduate degree from Williams College.

Mr. Hawn’s has extensive knowledge of the financial services industry and financial products acquired through his experience at DLJ and Credit Suisse.

Directors whose terms of office will continue after this meeting

Directors whose terms expire in 2012

James Johnson

Mr. Johnson has served as a director of our company since 2000. Mr. Johnson is a General Partner and Founder of Apex Venture Partners, or Apex, a private equity firm, which he founded in 1988. Prior to founding Apex, Mr. Johnson was one of three founding partners of Knightsbridge Partners, a private investment firm. Prior to Knightsbridge, Mr. Johnson served in senior management roles with Beatrice Foods, including corporate Chief Financial Offer and Senior Vice President of the $6 billion U.S. Foods subsidiary. Mr. Johnson received an MBA from Northwestern University.

Mr. Johnson has experiences with a broad range of companies and industries acquired as a result of the review and analysis of investments by Apex and Knightsbridge Partners. The Board also benefits from Mr. Johnson’s experience in senior financial and management roles at Beatrice Foods and his education in business administration.

Paul Koontz

Mr. Koontz has served as a director of our company since 2004. Mr. Koontz has been a general partner at Foundation Capital Management, or Foundation Capital, a venture capital firm since 1996. Mr. Koontz serves on the boards of Financial Engines, Inc., Babycare (in Beijing), eBates, and the Stanford University DAPER Fund. Mr. Koontz received a masters in engineering management from Stanford University and a BS from Princeton University.

Mr. Koontz has experiences with a broad range of early stage and developing companies and industries acquired as a result of the review and analysis of investments by Foundation Capital. The Board also benefits from Mr. Koontz’s experience serving on the boards of directors of other companies in the financial services and other industries and his education in engineering management.

Directors whose terms expire in 2013

Judson Bergman

Mr. Bergman is the founder of our company and has served as our Chairman, Chief Executive Officer and a director since 1999. Prior to founding our company, Mr. Bergman was Managing Director at Nuveen Investments, Inc., or Nuveen, a diversified investment manager. Mr. Bergman serves as a trustee of RS Investment Trust and RS Variable Products Trust, registered investment companies. Mr. Bergman received an MBA in finance and accounting from Columbia University and a BA in English from Wheaton College.

Mr. Bergman has extensive familiarity with the financial services industry acquired through his years with our company and his experience at Nuveen as well as his education in finance and accounting.

Yves Sisteron

Mr. Sisteron has served as a director of our company since 2004. Mr. Sisteron has been a Managing Partner and Co-Founder of GRP Partners, a private investment firm, since 2000. Mr. Sisteron serves on the boards of Ulta Salon, Cosmetics & Fragrance, Inc., HealthDataInsights, Inc., Kyriba Corp., Qualys, Inc., and Mobiclip, Inc. Mr. Sisteron holds a JD and an LLM from the University of Law (Lyon) and an LLM degree from the New York University School of Law.

Mr. Sisteron has experience with a broad range of companies and industries acquired as a result of the review and analysis of investments by GRP Partners. The Board also benefits from Mr. Sisteron’s experience serving on the boards of directors of other companies and his education in law.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

How much stock is owned by directors and executive officers?

The following table sets forth information, as of April 4, 2011, regarding the beneficial ownership of our common stock by our directors and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, to whom we refer as our named executive officers, and by our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the common stock under the column “Common Stock Beneficially Owned.”

	Common Stock Beneficially Owned	Common Stock Subject to Options(1)	Total Beneficial Ownership	Beneficial Ownership Percentages
Judson Bergman	655,858	586,000	1,241,858	3.9%
Ross Chapin	74,876	—	74,876	*
Gates Hawn	128,000	—	128,000	*
James Johnson(2)	1,528,407	—	1,528,407	4.8
Paul Koontz(3)	2,459,390	—	2,459,390	7.8
Yves Sisteron(4)	2,254,313	—	2,254,313	7.1
William Crager	199,731	285,806	485,537	1.5
Peter D’Arrigo	—	169,000	169,000	*
Scott Grinis	327,896	25,000	352,896	1.1
Charles Tennant	—	192,230	192,230	*

All directors and executive officers as a group (12 individuals)	7,931,336	1,445,772	9,377,108	28.4%

*	Denotes beneficial ownership of less than one percent.
(1)	Includes options vested and exercisable within 60 days of April 4, 2011.
(2)	Includes 1,526,633 shares held by various funds managed by Apex Venture Partners. As a result of positions held with these entities, Mr. Johnson may be deemed to share voting and dispositive power over the securities held by these funds. Mr. Johnson disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interests therein.
(3)	Includes 2,459,390 shares held by entities affiliated with Foundation Capital III, L.P. See footnote (2) under “—Which stockholders own more than 5% of our common stock.”
(4)	Includes 2,254,313 held by entities affiliated with GRP Partners. See footnote (1) under “—Which stockholders own more than 5% of our common stock.”

Which stockholders own more than 5% of our common stock?

The following table shows all persons we know to be direct or indirect owners of more than 5% of our common stock as of the close of business on March 16, 2010, unless otherwise indicated. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Entities associated with GRP Partners(1)	6,801,017	21.5%
2121 Avenue of the Stars Suite 1630 Los Angeles, CA 90067
Entities associated with Foundation Capital III, L.P.(2)	2,459,390	7.8
250 Middlefield Road Menlo Park, MA 94025
Wellington Management Company, LLP(3)	1,647,741	5.25
75 State Street Boston, MA 02109

(1)	Based on a Schedule 13G filed by GRP II Investors, L.P. (“GRP II Investors”), GRP II Partners, L.P. (GRP II Partners”) GRP Management Services Corp. (“GRPMS”), GRPVC, L.P. (“GRPVC”), AOS Partners, L.P, (“AOS”) on February15, 2011, reporting the amount of securities beneficially owned as of December 31, 2010. Hique, Inc. is the general partner of AOS. GRPVC is the general partner of GRP II Partners. GRP Management Services Corporation (“GRPMS”) is the general partner of each of GRPVC and GRP II Investors. Steven Dietz, Brian McLoughlin and Mark Suster are members of the investment committee of AOS. Mr. Sisteron, together with Steven Dietz and Brian McLoughlin, is an officer of GRPMS. Mr. Sisteron, together with Hervé Defforey, Steven Dietz, Brian McLoughlin and Mark Suster, is a member of the investment committee of GRP II Partners. Pursuant to contractual arrangements, GRP II Investors has granted GRPMS the authority to vote and dispose of the shares held by it in the same manner as the investment committee votes or disposes of the shares held by GRP II Partners. While Mr. Sisteron may be deemed to possess indirect beneficial ownership of the shares owned by GRPVC, GRP II Partners and GRP II Investors, he does not have sole voting or investment power with respect to such shares and, as a result, disclaims beneficial ownership of any and all such shares.
(2)	Based on a Schedule 13G filed by Foundation Capital III, L.P. (“FC3”), Foundation Capital III Principals Fund, LLC (“FC3P”), Foundation Capital Management Co. III, L.L.C. (“FCM3”), Foundation Capital Leadership Fund, L.P. (“FCL”), Foundation Capital Leadership Principals Fund, L.L.C. (“FCLP”) and FC Leadership Management Co. L.L.C. (“FCLM”) on February 15, 2011, reporting the amount of securities beneficially owned as of December 31, 2010. Paul Koontz, one of our directors, is a Manager of FCM3, which serves as the sole general partner of FC3 and FC3P. FCM3 exercises sole voting and investment power over the shares owned by FC3 and FC3P. As a Manager of FCM3, Mr. Koontz may be deemed to share voting and investment power over the shares owned by FC3 and FC3P. Mr. Koontz disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein. Mr. Koontz is a Manager of FCLM, which serves as the sole general partner of FCL and FCLP. FCLM exercises sole voting and investment power over the shares owned by FCL and FCLP. As a Manager of FCLM, Mr. Koontz may be deemed to share voting and investment power over the shares owned by FCL and FCLP. Mr. Koontz disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(3)	Based on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2011, reporting the amount of securities beneficially owned as of December 31, 2010. Wellington Management has shared voting power over 1,468,286 shares and shared dispositive power over 1,647,741 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We operate in a highly competitive environment and our executive compensation program is designed to attract and retain talented executives who can execute our strategy. The discussion below describes the material elements of the 2010 compensation program for our named executive officers and the manner in which compensation decisions were made.

Philosophy and Objectives

Our executive compensation philosophy, as established by our Compensation Committee, is designed to:

•	Attract and retain skilled executive officers;

•	Support our business strategy and objectives; and

•	Align the interests of our executive officers with those of our stockholders through a pay-for-performance philosophy.

We do not utilize formulas to determine compensation amounts and have established a set of guiding principles that have provided the foundation for all compensation programs for executive officers and all other employees. These guiding principles are as follows:

•	Pay for performance in such a way as to drive our business strategy and objectives and create shareholder value, consistent with an acceptable risk profile and through legal and ethical means.

•

The amount of overall total compensation should be attractive to executive officers, affordable for the company, proportional to the executive officer’s contribution, and fair to shareholders and employees, while providing payouts that are clearly aligned with actual performance.

•	Avoid controversial pay practices.

•	Compensation should be transparent, understandable and effectively communicated to shareholders and employees.

We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity. The program also promotes fiscally responsible pay decisions, encourages efficient use of our resources and ensures compliance with applicable legal and contractual requirements.

To our employees, our compensation philosophy means fair pay based on their role in the company, a subjective determination of the market value of their job and their performance in that position. In addition, there is opportunity for additional rewards when we meet or exceed business objectives. Performance rewards provide employees with the opportunity to earn additional compensation beyond their base salary.

Compensation for our executive officers consists of three primary elements. They receive a base salary which is paid in semi-monthly cash installments, they receive an annual incentive-based bonus cash payment which is typically paid in February and they receive an annual grant of restricted stock or stock options. For details regarding why we pay each element and how the amounts are determined, see “—Our 2010 Executive Compensation Program—Base Salary”, “—Our 2010 Executive Compensation Program—Annual Bonus Program”, and “—Our 2010 Executive Compensation Program—Equity Awards”. Although these sections discuss our practices employed in 2010, we plan to continue these practices in 2011 and subsequent years.

We do not have a specific policy that governs the allocation of compensation between cash and non-cash compensation or between long-term or current compensation. The allocations are driven primarily through a desire to pay what we view as competitive compensation, as determined solely by our review of broad-based third party surveys and other generally available information, which we have historically used to obtain a general understanding of market compensation practices.

Role of Compensation Committee and Management

The Compensation Committee consists of three independent non-employee members of our Board of Directors. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of officers and other managerial employees and the establishment and administration of employee benefit plans.

The Compensation Committee determines, and recommends to the Board of Directors for approval, the Chief Executive Officer’s compensation without the participation of the Chief Executive Officer. The Compensation Committee is also responsible for reviewing the performance of the Chief Executive Officer.

With respect to our other named executive officers, our Chief Executive Officer meets with the Compensation Committee as needed, and provides evaluations of the named executive officers and other relevant information and makes recommendations regarding appropriate compensation, including changes to existing compensation amounts, for each named executive officer.

Our Chief Executive Officer is the only executive officer that has a role in determining the compensation of our named executive officers other than himself. In all other circumstances, the Chief Executive Officer will provide the Compensation Committee with recommendations, which the Committee has the discretion to approve or disapprove, for (a) significant changes to base salary, (b) distribution of incentive-based annual bonus and (c)  restricted stock or stock option grants.

Competitive Market Review

In 2010, the Compensation Committee retained McLagan, a subsidiary of Aon Corporation, an independent third-party compensation specialist, to review, analyze and report on the compensation of our senior management. The Compensation Committee used this information to assist it in identifying and facilitating any necessary changes to our compensation program, including the amounts of compensation paid to our senior management, including the named executive officers.

McLagan’s review was intended to ensure that senior management pay levels, including those of our named executive officers, are fully competitive and to provide guidance about restricted stock and stock option grants. McLagan’s approach to the review involved (a) meeting with and then defining roles and responsibilities of the executives, (b) identifying the types of firms within the relevant competitive marketplace and (c) matching roles from those firms to our executives. These other firms included companies with similar assets under management, employee size and business model.

In delivering its findings, McLagan focused on median quartile competitive market data while applying its judgment to make appropriate recommendations on cash and equity compensation.

Our 2010 Executive Compensation Program

Our 2010 executive compensation program had four primary components: base salary, incentive-based annual bonus, incentive compensation and equity awards.

Base Salary. Base salaries are intended to provide our executives with a degree of financial certainty and stability that does not depend on company performance. In determining the base salaries for our Chief Executive Officer and the other named executive officers, the Compensation Committee, at the beginning of each year, reviews the overall scope of each executive officer’s responsibilities while taking into account the base salaries paid by companies with which we compete for talent. For 2010, base salary adjustments were based on a subjective determination of competitive market rates, individual performance, changes in job duties and responsibilities and our overall budget for base salary increases. We did not follow a specific formula or set of criteria in determining base salary adjustments in 2010.

Market data, such as the base salary of comparable jobs at comparable companies, is reviewed to provide guidance as to what constitutes competitive base salaries. In addition, individual performance of the executive’s duties and responsibilities is also considered. If the executive has performed his or her duties above expectations, then an increase in the base salary may be justified. Similarly, if the executive is given different duties or responsibilities or if they have changed jobs within the company, then their base salary may be increased or decreased accordingly.

In all cases where base salaries may be changed, the overall compensation budget must be sufficient for such changes. In certain extreme cases, our financial results and performance may lead to reductions in base salaries as a cost cutting measure. Pursuant to the compensation review findings that were presented to our Compensation Committee by McLagan on February 2, 2010 the base salaries of Judson Bergman, William Crager, and Scott Grinis were increased by $100,000, $30,000, and $25,000, respectively. The findings showed that the base salaries of each of these three executives were below the median level for similar jobs at comparable companies.

Annual Bonus Program. We maintain an annual bonus program, or the Annual Bonus Program, which is intended to reward executives and employees based on our profitability. We previously called our Annual Bonus Program our Profit Sharing Program. Under the Annual Bonus Program, a predetermined percentage of the profits from the preceding year are distributed to executives and employees. At the beginning of each year, the Compensation Committee approves the calculation methodology, or formula, which will be used at the end of the year to determine the amount of the annual bonus distribution. The formula includes the distribution amount as a percentage of EBITDA, as adjusted for certain items as defined by the Compensation Committee, as well as a stretch incentive target and a minimum threshold. The distribution percentage, as determined by the Compensation Committee, is generally derived by (a) investigating the annual bonus practices of comparable financial services firms and (b) considering the resulting aggregate incentive for management and employees to meet or exceed the firm’s financial profitability expectations.

In calculating the annual bonus pool, the Compensation Committee utilizes adjusted EBITDA excluding any amount paid as annual bonus and certain extraordinary non cash or non-recurring general and administrative expenses. The annual bonus pool amount in 2010 was based on our financial performance during the 12-month period ending December 31, 2010. The Compensation Committee established a minimum threshold amount of adjusted EBITDA, defined as described above, of $6.0 million. Performance above the minimum threshold amount would result in an annual bonus pool amount targeting 12% of the excess of actual performance. The Compensation Committee has final authority to exercise its discretion in setting compensation amounts or awards for the company as a whole and for individuals and is not bound by the minimum amount of adjusted EBITDA and related formula or by recommendations of Mr. Bergman nor of any consultant. For the amount to be paid in 2010, the Compensation Committee agreed with management’s recommendation and approved the annual bonus pool of $1.8 million.

At the end of each year, an allocation of the annual bonus pool to each eligible employee, including executive officers, is made. The Chief Executive Officer recommends to the Compensation Committee the distribution amounts for each executive officer, including himself, based on a subjective analysis of his or her performance. For the named executive officers, the Chief Executive Officer subjectively assesses their performance in four categories: integrity, intelligence/business knowledge, qualitative considerations and effectiveness. No quantitative criteria are used. The Chief Executive Officer’s analysis is based on his sole and absolute discretion when assessing performance in each of the categories. Similarly, the amounts he recommends for individual annual bonus distribution recommendations are based on his sole and absolute discretion. The Chief Executive Officer presents his analysis of the results to the Compensation Committee for their consideration along with his individual annual bonus distribution recommendations. The Compensation Committee reviews and makes the final approval for annual bonus distributions for the named executive officers, including the Chief Executive Officer. For the year ending December 31, 2010, the Compensation Committee chose to accept the individual annual bonus distribution recommendations which it received from the Chief Executive Officer.

Incentive Compensation. We maintain a compensation program with amounts paid to eligible employees as incentive compensation based on a target percentage of gross sales. The target percentage is revised annually. Incentive compensation amounts are calculated quarterly and paid out in 20% installments over the subsequent five quarters. Incentive compensation payments are not guaranteed. The recipient must still be employed at the time of payment. Incentive compensation payments are allocated among sales and service personnel and sales management and the allocation of the incentive compensation payments is approved at the discretion of Mr. Bergman and Mr. Crager. The amount of the incentive compensation payments may also be adjusted based on our overall performance. In 2010, $4.8 million in incentive compensation was paid to eligible employees, of which Mr. Crager received $191,638. Mr. Crager is the only executive officer who receives incentive compensation. The amount of Mr. Crager’s incentive compensation was based on our total gross sales and Mr. Bergman’s subjective assessment of his leadership of the sales organization.

Equity Awards. We grant stock options to our current and newly hired executive officers to enable them to share in our success and to reinforce a corporate culture that aligns employee interests with the interests of our stockholders. All stock option grants to date have been awarded under the Envestnet Asset Management Group, Inc. 2004 Plan, or the Envestnet, Inc. 2010 Plan. It has been our practice to annually grant stock options to employees, including executives, in recognition of performance and as an incentive for retention, as well as to align their interests with the interests of our stockholders. The size of these grants is based on a number of factors, including our subjective analysis of competitive practices, individual performance as determined in the discretion of the Compensation Committee, changes in the scope of the individual’s position, internal equity and retention potential. Ultimately, all amounts were determined in the sole and absolute discretion of the Compensation Committee based on its conclusions as to what was appropriate and necessary after consideration of these factors. The Compensation Committee does not use a formula nor does it have formal procedures regarding grants of stock options. Historically, vesting for stock option grants occurs annually on the anniversary of the grant date with one-third vesting on each of the first three anniversaries. However, the 2010 grant was issued with vesting of one-fourth vesting on each of the first four anniversaries.

In keeping with the annual practice of issuing stock option grants, on June 22, 2010, the Compensation Committee authorized stock option grants equal to 6.0% of our then outstanding number of fully-diluted shares, in conjunction with our IPO. The grants were made on July 28, 2010. A total of 1,891,190 stock options were granted to employees, including the named executive officers. The size of the total pool was larger than the typical range of 1.5% to 2.0% in prior years.

Our Chief Executive Officer, with the help of his management team, recommended to the Compensation Committee individuals who should receive stock option awards and the size of each individual award. The individual distribution amounts that were recommended were based on the Chief Executive Officer’s subjective review of each individual’s performance within his or her role in our company since the previous year’s grant, as well as a subjective determination of the competitive practices necessary to retain key employees. This distribution was submitted to the Compensation Committee for its consideration and approval. As noted above, the Compensation Committee has final authority to exercise its discretion in setting compensation amounts or awards and is not bound by the use of any formula or recommendations of Mr. Bergman nor of any consultant. In its discretion, the Compensation Committee approved the recommendations as submitted and nearly half of all employees received stock option grants. Our named executive officers participated in this July 28, 2010 grant and their individual amounts were as follows:

Name	Number of Shares Underlying Option Grant
Judson Bergman	376,000
William Crager	164,000
Peter D’Arrigo	86,000
Charles Tennant	86,000
Scott Grinis	56,000

Supplemental Benefits

We provide the following benefits to our executives on the same basis as provided to all of our employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Medical and dependent care flexible spending account;

•	Short- and long-term disability, accidental death and dismemberment;

•	A 401(k) plan, with company match; and

•	A college scholarship plan for employees’ children.

We believe these benefits are consistent with companies with which we compete for talent. Other than certain parking privileges to certain of our executive officers, we provide no perquisites to any of our employees, including our named executive officers.

Recoupment of earned awards

We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Board of Directors or the Compensation Committee would evaluate whether compensation adjustments were appropriate, or required under applicable law such as the Sarbanes-Oxley Act of 2002, based on the facts and circumstances relating to the restatement.

Regulatory limitations

Under section 162(m) of the Internal Revenue Code (“section 162(m)”), as we only recently became a publicly traded company and subject to a phase-in schedule, we may be unable to deduct as compensation expense amounts in excess of $1 million paid in any one year to any named executive officer, other than our Chief Financial Officer. Certain performance-based compensation approved by stockholders may not be subject to this limitation. As we only recently became a publicly traded company, our Board of Directors has not previously taken the deductibility limitation imposed by section 162(m) into consideration in making compensation decisions. We expect that on an ongoing basis we will generally consider whether a form of compensation will be deductible under section 162(m) in determining executive compensation, though other factors will also be considered. However, we may authorize compensation payments that do not comply with the exemptions under section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

2010 Summary Compensation Table

The following table contains compensation information for our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers. We refer to these individuals as our “named executive officers” in other parts of this proxy statement. The information included in this table reflects compensation paid to our named executive officers for services rendered to us.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation(3)	Total
Judson Bergman	2010	$391,667	$140,918	$1,366,572	$4,900	$1,904,057
Chief Executive Officer	2009	287,501	145,000	44,220	4,900	481,621

William Crager	2010	327,500	13,565	596,058	196,538	1,133,661
President	2009	287,501	15,000	35,376	119,886	457,763

Peter D’Arrigo	2010	275,000	56,000	312,567	4,900	648,467
Chief Financial Officer	2009	263,543	200,000	17,688	4,900	486,131

Charles Tennant	2010	275,000	56,000	312,567	4,900	648,467
Chief Operating Officer	2009	246,077	60,000	39,860	4,818	350,755

Scott Grinis	2010	243,333	56,000	203,532	4,900	507,765
Chief Technology Officer	2009	215,626	60,000	17,688	4,900	298,214

(1)	For each amount other than the amount paid to Mr. D’Arrigo in 2009, the amounts disclosed in the Bonus column relate to amounts paid under our Annual Bonus Program. For Mr. D’Arrigo, the amount disclosed in the Bonus column relate to amounts paid pursuant to the terms of the offer letter agreed to when he commenced employment with us.
(2)	Amounts disclosed in the Option Awards column relate to grants of stock options in the identified year. With respect to each stock option grant, the amounts disclosed reflect the full grant-date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification topic 718. Our assumptions with regard to determining the 2010 values are set forth in note 3 to the 2010 Grants of Plan-Based Awards table. The fair value of stock options granted in 2009 was determined using the Black-Scholes model as of the grant date. The model assumes: (i) the stock option would be exercised 6 years after grant date, (ii) expected stock price volatility of 39.07%, (iii) a risk-free yield equal to the yield on US Treasury STRIPS, and (iv) our dividend yield (0%) would remain constant from grant date to exercise date.
(3)	For each person other than Mr. Crager, the amounts disclosed in the All Other Compensation column reflect matching contributions to the executive’s 401(k) account. For Mr. Crager, the amounts disclosed reflect $191,638 earned as incentive compensation in 2010, $114,986 earned as incentive compensation in 2009 and $4,900 as a matching contribution to his 401(k) account in each year.

2010 Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards made in 2010 to our named executive officers.

Name	Type of Award	Grant Date(1)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(3)
Judson Bergman	Options	7/28/2010	376,000	$9.00	$1,366,572
William Crager	Options	7/28/2010	164,000	9.00	596,058
Peter D’Arrigo	Options	7/28/2010	86,000	9.00	312,567
Charles Tennant	Options	7/28/2010	86,000	9.00	312,567
Scott Grinis	Options	7/28/2010	56,000	9.00	203,532

(1)	Except where noted, all stock option grants were approved by the Compensation Committee and the Board of Directors on June 22, 2010. The grants were made on July 28, 2010.
(2)	The exercise price is equal to $9.
(3)	The fair value of stock options granted in 2010 was determined using the Black-Scholes model as of the grant date. The model assumes: (i) the stock option would be exercised 6.25 years after grant date, (ii) expected stock price volatility of 37.47%, (iii) a risk-free yield equal to the yield on US Treasury STRIPS, and (iv) our dividend yield (0%) would remain constant from grant date to exercise date.

Narrative to 2010 Summary Compensation Table and 2010 Grants of Plan-Based Awards Table

See “—Compensation Discussion and Analysis” above for a complete description of compensation plans pursuant to which the amounts listed under the 2010 Summary Compensation Table and 2010 Grants of Plan-Based Awards Table were paid or awarded, and the criteria on which such payments were based. The Compensation Discussion and Analysis also describes certain grants of stock options to our named executive officers.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Judson Bergman	170,000	—	$5.00	11/14/2015
	170,000	—	7.50	11/14/2015
	200,000	—	7.50	4/26/2017
	24,000	12,000	7.50	4/30/2018
	5,000	10,000	7.15	5/15/2019
	—	376,000	9.00	7/28/2020

William Crager	80,000	—	5.00	11/14/2015
	80,000	—	7.50	11/14/2015
	20,000	—	1.10	4/26/2017
	80,000	—	7.50	4/26/2017
	2,806	—	0.11	4/26/2017
	9,334	4,666	7.50	4/30/2018
	4,000	8,000	7.15	5/15/2019
	—	164,000	9.00	7/28/2020

Peter D’Arrigo	165,000	55,000	7.50	6/16/2018
	2,000	4,000	7.15	5/15/2019
	—	86,000	9.00	7/28/2020

Charles Tennant	220,000	—	7.50	9/04/2017
	5,486	2,744	7.85	4/08/2019
	2,000	4,000	7.15	5/15/2019
	—	86,000	9.00	7/28/2020

Scott Grinis	12,000	—	7.50	4/26/2017
	6,000	3,000	7.50	4/30/2018
	2,000	4,000	7.15	5/15/2019
	—	56,000	9.00	7/28/2020

(1)	Except as otherwise noted, vesting for stock option grants that expire on November 14, 2015, April 26, 2017 and June 16, 2018 occurs annually on the anniversary of the grant date where one fourth vests on the granted date, and one fourth vests on the anniversary of the grant date for the next three years. Vesting for stock option grants that expire on April 30, 2018 and May 15, 2019 occurs annually on the anniversary of the grant date where one third vests on the first anniversary, one third vests on the second anniversary and the remainder vests on the third anniversary. The 20,000 share grant to William Crager, which expires on April 26, 2017, vested immediately. The 8,230 share grant to Charles Tennant, which expires on April 8, 2019, vested one third each on April 30, 2009 and April 30, 2010 with the remaining shares vesting on April 30, 2011. Vesting for stock option grants that expire on July 28, 2020 occurs annually on the anniversary of the grant date where one fourth vests each of the first four anniversaries.

2010 Option Exercises

There were no exercises of options to purchase our common stock by our named executive officers in 2010.

Nonqualified Deferred Compensation

We do not currently have a nonqualified deferred compensation plan. However, we may consider implementing such a plan in the future.

Potential Payments Upon Termination of Change of Control

None of our named executive officers has an employment agreement or change of control agreement.

2004 Stock Incentive Plan

Purpose. The 2004 Stock Incentive Plan (“2004 Plan”) has been established by us to (i) attract and retain key employees, (ii) motivate participating individuals by means of appropriate incentives to achieve long-range goals, (iii) provide incentive compensation opportunities that are competitive with those of other similar corporations; and (iv) further align participants’ interests with those of our other stockholders through compensation that is based on our common stock; thereby promoting the long-term financial interest of our company, including the growth in value of our equity and enhancement of long-term stockholder return.

General. The 2004 Plan was adopted by our Board of Directors in March 2004 and subsequently approved by our stockholders. It was amended in December 2004 and subsequently reapproved by stockholders. With the adoption of the 2010 Long-Term Incentive Plan (“2010 Plan”) on June 22, 2010, we no longer issue stock options out of the 2004 Plan. As of December 31, 2010, together with the 2010 Plan, there are 2,750,637 options to purchase shares of our common stock remaining available for future issuance, and there are 4,998,337 options to purchase shares of our common stock outstanding under the Plans. The outstanding options have exercise prices ranging from $1.10 to $13.45 per share. The weighted average exercise price of the options outstanding under the Plans, as of December 31, 2010, was $6.54.

Participation. Subject to the terms and conditions of the 2004 Plan, our Board of Directors shall determine and designate, from time to time, from among our employees and consultants to our company and our affiliates, those persons who will be granted one or more awards under the 2004 Plan, and thereby become “participants” in the 2004 Plan. In the discretion of the Board of Directors, and subject to the terms of the 2004 Plan, a participant may be granted any award permitted under the provisions of the 2004 Plan, and more than one award may be granted to a participant. Except as otherwise agreed by us and the participant, or except as otherwise provided in the 2004 Plan, an award under the 2004 Plan shall not affect any previous award under the 2004 Plan or an award under any other plan maintained by us or our affiliates.

Administration. The authority to control and manage the operation and administration of the 2004 Plan shall be vested in our Board of Directors; provided, however, our Board of Directors, in its sole discretion, may delegate all or any portion of its authority under the 2004 Plan to a committee of the Board of Directors.

Definitions. The grant of an option entitles the participant to purchase shares of our common stock at a price fixed at the time the option is granted, subject to the terms of the 2004 Plan. Options granted may be either incentive stock options or non-qualified stock options, as determined in the discretion of the Board of Directors. An “incentive stock option” is an option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code. A “nonqualified stock option” is an option that is not an incentive stock option. To the extent that an option intended to satisfy the requirements of Section 422(b) of the Internal Revenue Code does not satisfy such requirements, such option shall be treated as a nonqualified stock option.

Eligibility. Our Board of Directors shall designate the participants to whom options are to be granted and shall determine the number of shares of our common stock subject to each such option; provided, however, that incentive stock options may only be granted to officers or other employees (as defined in accordance with Section 3401(c) of the Internal Revenue Code) of our company or our affiliates.

Price. The determination and payment of the purchase price of a share of our common stock under each option granted shall be subject to the following:

(a) The purchase price shall be established by the Board of Directors and set forth in the applicable option agreement, provided that (i) in the case of an incentive stock option, the per share purchase price shall be no less than one hundred percent (100%) of the fair market value of a share of our common stock on the date of grant (or in the case of a grant to an employee (a “10% Owner”) who, at the time of the grant of such option, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all of our classes of stock or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Internal Revenue Code, the per share purchase price shall be no less than one hundred ten percent (110%) of the fair market value of a share of our common stock on the date of grant) and (ii) in the case of a nonqualified stock option, the per share purchase price shall be no less than eighty-five percent (85%) of the fair market value of a share of our common stock on the date of grant.

(b) Subject to the following provisions, the full purchase price of each share of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by our Board of Directors, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, the shares so purchased shall be delivered to the person entitled thereto.

(c) The purchase price shall be payable in cash, or, with the consent of our Board of Directors, in shares of our common stock (valued at fair market value as of the day of exercise), or any combination thereof. Our Board of Directors may require that any shares of our common stock tendered in payment of the purchase price have been held by the participant at least six months.

(d) A participant may elect to pay the purchase price upon the exercise of an option through a cashless exercise arrangement to the extent permitted by our Board of Directors and applicable law.

Exercise. Except as otherwise expressly provided in the 2004 Plan, an option granted shall be exercisable in accordance with the following terms:

(a) The terms and conditions relating to exercise of an option shall be established by our Board of Directors, and may include, without limitation, conditions relating to completion of a specified period of service or achievement of performance standards prior to exercise of the option; provided, however, that except with respect to options granted to officers, directors or consultants, in no event shall an option granted hereunder become vested and exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the option is granted, subject to reasonable conditions, such as continuing to be a service provider.

(b) No option may be exercised after the expiration date applicable to that option.

Expiration Date. The “expiration date” with respect to an option means the date established as the expiration date by our Board of Directors; provided, however, unless determined otherwise by our Board of Directors, the expiration date with respect to any option shall not be later than the earliest to occur of:

(a) the ten-year anniversary of the date on which the option is granted;

(b) if the participant’s date of termination occurs by reason of the participant’s death or disability, the date which is six (6) months after such date of termination;

(c) if the participant’s date of termination occurs by reason of cause, such date of termination; or

(d) if the participant’s date of termination occurs for reasons other than death, disability or cause, the day which is 30 days after such date of termination;

provided, however, that to the extent required by applicable securities laws, in the event of a participant’s termination of service for any reason other than cause, the option shall remain exercisable, to the extent exercisable on the date of termination, for a period of at least thirty (30) days following the date of termination (or six (6) months following the date of termination in the case of a termination due to the participant’s death or disability). Any portion of an option that is not vested on the participant’s date of termination shall be forfeited and may not thereafter be exercised.

Incentive Stock Options. The terms of any incentive stock options granted pursuant to the 2004 Plan shall comply with the following additional provisions:

(a) An incentive stock option granted to a 10% Owner shall not be exercisable after the fifth anniversary of the date of grant.

(b) The aggregate fair market value (determined at the time the option is granted) of all shares of our common stock with respect to which incentive stock options are first exercisable by a participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Internal Revenue Code, or any successor provision. To the extent that incentive stock options are first exercisable by a participant in excess of such limitation, the excess shall be considered nonqualified stock options.

(c) The participant shall give us prompt notice of any disposition of shares of our common stock acquired upon the exercise of an incentive stock option within (i) two years after the date of grant of such incentive stock option or (ii) one year after the transfer of shares of our common stock to the participant.

(d) During a participant’s lifetime, an incentive stock option may be exercised only by the participant.

Restricted Stock and Unit Awards. Restricted stock is a grant of shares of our common stock, and a “restricted stock unit” is the grant of the right to receive shares of our common stock in the future, with such shares of our common stock, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of restricted stock or restricted stock units and ending on the date of vesting of such restricted stock or restricted stock units, is referred to as the “restricted period”.

(a) The Board of Directors shall designate the participants to whom restricted stock or restricted stock units are to be granted, the number of shares of our common stock or units that are subject to each such award, subject to such restrictions, limitations and conditions as the Board of Directors, in its sole discretion, deems appropriate, and the purchase price to be paid for such restricted stock or restricted stock units, if any; provided, however, that to the extent required to comply with applicable securities laws, the purchase price shall not be less than the purchase price requirements set forth in Section 260.140.42 of Title 10 of the California Code of Regulations.

(b) During the restricted period with respect to an award of restricted stock, in addition to the other terms and conditions established by the Board of Directors, the following terms and conditions shall apply: (i) the shares of restricted stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable restricted period. All rights with respect to the restricted stock granted to a participant under the 2004 Plan shall be exercisable during his or her lifetime only by such participant and (ii) the participant shall be treated as the owner of shares of restricted stock (but not restricted stock units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the restricted stock. If any such dividends or distributions are paid in shares of our common stock or other property, such shares or property shall be subject to the same restrictions as the shares of restricted stock with respect to which they were paid.

(c) Except as otherwise provided in the 2004 Plan or an award agreement, as soon as practicable after the end of the restricted period, we shall transfer to the participant one or more stock certificates for the appropriate number of shares of our common stock then vesting, which shall be free from all restrictions except as otherwise provided us in a stockholder or similar agreement. Restricted stock units for which the restricted period has ended may be paid in cash, shares of our common stock, or any combination thereof, as determined by the Board of Directors.

Transferability. Awards under the plan are not transferable except as designated by the participant by will or by the laws of descent and distribution; provided, however, the Board of Directors may permit a participant to transfer a nonqualified stock option or restricted stock award to the participant’s immediate family members or to a trust or partnership for the benefit of the participant or his or her immediate family members, subject to applicable law and such rules and limitations as the Board of Directors may establish. To the extent that a participant who receives an award under the plan has the right to exercise such award, the award may be exercised during the lifetime of the participant only by the participant.

Change of Control. The 2004 Plan has a change in control provision described below.

In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of our common stock or other change in corporate structure or capitalization affecting our common stock, the type and number of shares of our common stock which are or may be subject to awards under the 2004 Plan and the terms of any outstanding awards (including the number of shares of our common stock subject to the award and the price, if applicable, at which they may be purchased) shall be equitably adjusted by the Board of Directors, in its sole discretion, to preserve the value of the benefits awarded or to be awarded to participants under the 2004 Plan; provided, however, in the event of a change in control, the Compensation Committee may equitably substitute awards with respect to the securities of the successor or surviving entity for awards under the 2004 Plan or cancel outstanding awards, provided that notice of such cancellation is given to participants and participants shall either (i) have the right to exercise all awards prior to the change in control or (ii) receive the cash equivalent value of such cancelled awards.

If a change in control occurs and a participant’s awards are not converted, assumed or replaced in a manner consistent with the previous paragraph by the surviving or successor entity or its parent or subsidiary in connection with such change in control, such awards shall become fully vested and exercisable, and all forfeiture restrictions on such awards shall lapse. Upon, or in anticipation of, a change in control, our Board of Directors may cause any and all awards outstanding under the 2004 Plan to terminate at a specific time in the future and shall give each participant the right to exercise his or her outstanding awards during such period of time as our Board of Directors, in its sole discretion, shall determine. The Board of Directors shall have sole discretion to determine whether an award has been converted, assumed or replaced by the surviving or successor entity in connection with a change in control.

2010 Long-Term Incentive Plan

Our Board of Directors has adopted the 2010 Long-Term Incentive Plan. Equity-based compensation awards will be made under the 2010 Plan and there will be no new grants made under the 2004 Plan.

Purpose. The 2010 Plan has been established by us to (i) attract and retain key employees and other persons providing services to us and our related companies (as defined below); (ii) motivate 2010 Plan participants by means of appropriate incentives to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar corporations and (iv) further align 2010 Plan participants’ interests with those of our stockholders through compensation that is based on our common stock, and thereby to promote our and our related companies’ long-term financial interests, including the growth in value of our equity and enhancement of long-term stockholder return.

Approval and Shares Reserved. The 2010 Plan was adopted by our Board of Directors on June 22, 2010 and has been approved by our stockholders. The shares with respect to which awards may be made under the 2010 Plan are shares of our common stock currently authorized but unissued or, as permitted by applicable law, currently held or acquired by us as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee (as defined below), an award under the 2010 Plan may be settled in cash rather than shares of common stock.

The maximum number of shares of common stock that may be delivered under the 2010 Plan is equal to the sum of (a) 2,700,000 shares, plus (b) the number of shares of common stock that are subject to outstanding awards under the 2004 Plan which are forfeited, expire or are cancelled after the effective date of the initial public offering of our common stock without delivery of the shares or which result in the forfeiture of the shares of common stock back to us to the extent that such shares would have been added back to the share reserved under the 2004 Plan. Any shares of common stock covered by an award under the 2010 Plan that expires or is forfeited or terminated without issuance of shares of common stock (including shares that are attributable to awards that are settled in cash or used to satisfy the applicable tax withholding obligation) will again be available for awards under the 2010 Plan. Shares of common stock that we issue in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction will not be counted against the number of shares of common stock that may be issued with respect to awards under the 2010 Plan.

The following additional limits apply to awards under the 2010 Plan: (i) no more than 2,700,000 shares of common stock may be subject to incentive stock options granted under the 2010 Plan; (ii) the maximum number of shares of common stock that may be covered by stock options and stock appreciation rights granted to any one Participant (as defined below) in any one calendar year may not exceed 500,000 shares of common stocks; (iii) with respect to Full Value Awards that are intended to be performance-based compensation, the maximum number of shares of common stock that may be delivered pursuant to any such award granted to any one Participant during any calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 500,000 shares of common stock and (iv) in the case of cash incentive awards that are intended to be performance-based compensation, the maximum amount payable to any one Participant with respect to any performance period of twelve months (pro rated for performance periods of greater or lesser than 12 months) is $1,000,000. In the case of Full Value Awards and cash incentive awards that are intended to be performance-based compensation, if the award is denominated in shares but an equivalent amount of cash is delivered (or vice versa), the foregoing limitations will be applied based on the methodology used by the Committee to convert shares of common stock to cash (or vice versa). If delivery of cash or shares of common stock is deferred until after the cash or shares of common stock are earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the cash or shares of common stock are earned will be disregarded.

In the event of a corporate transaction involving us, the Committee shall adjust awards when an equitable adjustment is required to preserve the benefits or potential benefits of awards. The Committee may adjust awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of common stock). Action by the Committee may include: (a) adjustment of the number and kind of shares which may be delivered under the 2010 Plan (including adjustments to the individual limitations described above); (b) adjustment of the number and kind of shares subject to outstanding awards; (c) adjustment of the exercise price of outstanding stock options and stock appreciation rights and (d) any other adjustments that the Committee determines to be equitable, which may include, without limitation, (i) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (ii) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of a stock option or stock appreciation right, the amount of such payment may be the excess of the value of the shares of common stock subject to the stock option or stock appreciation right at the time of the transaction over the exercise price.

Administration. The authority to control and manage the operation and administration of the 2010 Plan shall be vested in a committee (the “Committee”) of two or more directors (or a greater number if required for compliance with certain securities laws) who are independent for purposes of applicable stock exchange listing requirements. If an award is intended to constitute performance-based compensation (as described below), including stock options and stock appreciation rights, the Committee will consist solely of two or more non-employee directors within the meaning of section 162(m) of the Internal Revenue Code and applicable regulations. In the case of awards to non-employee directors, the Committee is our Board of Directors (the “Board”). The Board may, in its discretion, take any action under the 2010 Plan that would otherwise be the responsibility of the Committee. Subject to stock exchange rules and applicable law, the Committee may delegate all or any portion of its responsibilities or powers under the 2010 Plan to persons selected by it. We have designated the Compensation Committee of the Board to control and manage the operation and administration of the 2010 Plan.

Eligibility. All of our employees and directors, all employees and directors of our related companies and service providers to us and our related companies are eligible to receive awards under the 2010 Plan and thereby become “Participants” in the 2010 Plan, except that incentive stock options can be awarded only to our employees and employees of certain of our related companies. A company is a “related company” if it is one of our subsidiaries in which we own (directly or indirectly) a controlling interest and any other business venture that is designated by the Committee in which we have (directly or indirectly) a significant interest. The Committee selects who will receive awards, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards.

Types of Awards. The 2010 Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, Full Value Awards (as defined below), and cash incentive awards.

Stock Options. The Committee may grant incentive stock options or nonqualified stock options to purchase shares of common stock, at an exercise price that is no less than the fair market value of a share of common stock on the date the stock option is granted. Incentive stock options may only be granted to our employees and employees of certain related companies. Except for reductions approved by our stockholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price. Stock options will be exercisable in accordance with the terms established by the Committee provided that no stock option granted to an employee will be exercisable prior to the first anniversary of the grant date (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, involuntary termination, or in connection with a change in control (as defined in the 2010 Plan)). The full purchase price of each shares of common stock purchased upon the exercise of any stock option must be paid at the time of exercise of the stock option (except if the exercise price is payable through the use of cash equivalents, the exercise price may be paid as soon as practicable after exercise). Subject to applicable law, the purchase price of a stock option may be payable in cash or cash equivalents, shares of common stock (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the shares of common stock acquired pursuant to the exercise of a stock option as the Committee determines to be desirable. Except as provided by the Committee at the time of grant, a stock option will expire on the earliest to occur of the following (a) the tenth anniversary of the grant date; (b) the six month anniversary after the Participant’s employment or service terminates for death or disability (as defined in the 2010 Plan); (c) the three-month anniversary after the Participant’s employment or service terminates other than for death, disability or cause (as defined in the 2010 Plan) or (d) the date the Participant’s employment or service terminates for cause (as defined in the 2010 Plan).

Stock Appreciation Rights. A stock appreciation right entitles the Participant to receive the amount (in cash or shares of common stock) by which the fair market value of a specified number of shares of common stock on the exercise date exceeds an exercise price established by the Committee, which exercise price may not be less than the fair market value of the shares of common stock at the time the stock appreciation right is granted. The Committee may grant a stock appreciation right independent of or in tandem with any stock option grant. The exercise price of a tandem stock option and stock appreciation right will be the same and the exercise of one will cancel the other. Generally, a stock appreciation right will be exercisable in accordance with the terms established by the Committee provided that no stock appreciation right granted to an employee will be exercisable prior to the first anniversary of the grant date (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, involuntary termination or in connection with a change in control). The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of common stock acquired pursuant to the exercise of a stock appreciation right as the Committee determines to be desirable. The expiration date of a stock appreciation right is subject to the same provisions as a stock option, as discussed above.

Full Value Awards. A “Full Value Award” is the grant of one or more shares of common stock or a right to receive one or more shares of common stock in the future, subject to one or more of the following as determined by the Committee:

•	The Committee may grant Full Value Awards in consideration of a Participant’s previously performed services or in return for the Participant surrendering other compensation that may be due.

•	The Committee may grant Full Value Awards that are contingent on the achievement of performance or other objectives during a specified period.

•

The Committee may grant Full Value Awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives.

Any Full Value Awards will be subject to such other conditions, restrictions and contingencies as the Committee determines. If a Full Value Award is made to an employee and the employee’s right to vesting of this Full Value Award is conditioned on the completion of a specified period of service with us or our related companies, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject, to the extent provided by the Committee, to prorated vesting over the course of such three-year period and to accelerated vesting in the event of the Participant’s death, disability or involuntary termination or a change in control).

Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of common stock having an equivalent value to the cash otherwise payable) that is contingent on achievement of performance objectives over a period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee.

Change in Control. In the event that (a) a Participant’s employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the Participant’s employer for reasons other than cause (as defined in the 2010 Plan) within 24 months following a change in control (as defined in the 2010 Plan) or (b) the 2010 Plan is terminated by us or our successor following a change in control without provision for the continuation of outstanding awards under the 2010 Plan, all stock options and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested.

Transferability. Awards under the 2010 Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order or to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family).

Withholding. All awards and other payments under the 2010 Plan are subject to withholding of all applicable taxes. With the consent of the Committee, withholding obligations may be satisfied with previously-owned shares of common stock or shares of common stock to which the Participant is otherwise entitled under the 2010 Plan. Such shares may only be used to satisfy minimum withholding requirements.

Amendment and Termination. The Board may, at any time, amend or terminate the 2010 Plan, and the Board or the Committee may amend any award, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. Adjustments to the 2010 Plan and awards on account of business transactions (as described above) are not subject to the foregoing prohibition. The provisions of the 2010 Plan that prohibit repricing of stock options and stock appreciation rights cannot be amended unless the amendment is approved by our stockholders. The 2010 Plan also permits the Board to amend the 2010 Plan and any awards that are subject to section 409A of the Internal Revenue Code (relating to nonqualified deferred compensation) as it deems necessary to conform to section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2010 and this proxy statement.

The foregoing report has been approved by all members of the Committee.

Yves Sisteron, Chairman

Ross Chapin

Paul Koontz

AUDIT COMMITTEE REPORT

The Audit Committee consists of three members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of Envestnet and its management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that Messrs. Johnson, Chapin and Hawn are each audit committee financial experts within the meaning of the rules of the SEC, as that term is defined under Item 401(h) of Regulation S-K.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit process and the performance, qualification and independence of our independent auditors, McGladrey & Pullen, LLP.

Our management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. The Audit Committee has reviewed and discussed our audited financial statements with management. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. McGladrey & Pullen, LLP audits our year-end financial statements and reviews interim financial statements. Beginning in 2011, McGladrey & Pullen, LLP will also audit the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, McGladrey & Pullen, LLP and other advisors.

The Audit Committee held six meetings in 2010. Audit Committee meetings are usually held in conjunction with the regularly scheduled meetings of the Board of Directors. At all of its meetings, the Audit Committee met with management, McGladrey & Pullen, LLP, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel to review, among other matters, the overall scope and plans for the independent audit, and the results of such audits; critical accounting estimates and policies; compliance with our conflict of interest and code of business conduct and ethics policies.

At each meeting in 2010, the Audit Committee met in executive session (i.e., without management present) with representatives of McGladrey & Pullen, LLP to discuss the results of their examinations and their evaluations of our internal controls and overall financial reporting.

Our independent auditors presented to and reviewed with the Audit Committee the matters requested to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These discussions included (a) the auditor’s judgments about the quality, not just the acceptability, of our accounting principles as applied in its financial reporting; (b) methods used to account for significant unusual transactions; (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; (e) disagreements with management over the application of accounting principles, of which there were none, the basis for management’s accounting estimates, and disclosures in the financial statements; and (f) any significant audit adjustments, of which there were none, and any significant deficiencies in internal control, of which there were none. The Audit Committee also reviewed all other material written communications between McGladrey & Pullen, LLP and management. The Audit Committee has also discussed with McGladrey & Pullen, LLP their independence from us and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee concerning independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our management and McGladrey & Pullen, LLP, the Audit Committee recommended to the Board of Directors that the December 31, 2010 audited consolidated financial statements be included in Envestnet’s Annual Report on Form 10-K.

The foregoing report has been approved by all members of the Audit Committee.

James Johnson, Chairman

Ross Chapin

Gates Hawn

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We are asking our stockholders to indicate their support for our named executive officer compensation as described on pages 24-34 of this proxy statement, which include the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will review the voting results carefully.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 2 of this proxy statement. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

The advisory vote by the stockholders on frequency is distinct from the advisory vote on the compensation of our named executive officers. This proposal deals with the issue of how frequently an advisory vote on compensation should be presented to our stockholders and, in this regard, we are soliciting your advice on the following resolution:

“Resolved that the compensation of our named executive officers be submitted to stockholders for an advisory vote:

1) every year;

2) every two years; or

3) every three years.”

You may vote for one of these three alternatives or you may abstain from making a choice.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every third year is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered that named executive officer compensation is designed to support long-term, value creation. The Board believes that having a triennial advisory vote on executive compensation will allow our stockholders to better judge our executive compensation program in relation to our long-term performance. Additionally, a triennial vote will provide us with the time to thoughtfully respond to shareholders’ input and implement necessary changes. Notwithstanding the triennial vote, we would, of course, engage our stockholders regarding our executive compensation between shareholder votes as appropriate.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. Note: Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors regarding Proposal No. 3.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of independent auditors is approved annually by the Audit Committee and ratified by our stockholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of McGladrey & Pullen, LLP as our independent auditor for the year ending December 31, 2011. McGladrey & Pullen, LLP has been the Company’s independent auditors since the fiscal year ended March 31, 2003.

Our audited financial statements for the year ending December 31, 2010 will be presented at the Annual Meeting. Representatives of McGladrey & Pullen, LLP will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table sets forth the approximate aggregate fees for professional audit services rendered by McGladrey & Pullen, LLP for the annual audit of our consolidated financial statements for 2009 and 2010 and fees for other professional services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an associated entity of McGladrey & Pullen, LLP) during those years. The 2010 audit fees include approximately $493,000 of fees paid to our auditors related to the filing of our Form S-1 and issuance of securities on the New York Stock Exchange effective July 29, 2010.

	2009	2010
Audit fees(1)	$314,000	$678,000
Audit-related fees(2)	94,000	131,000
Tax fees(3)	98,000	164,000
All other fees	—	—

Total	$506,000	$973,000

(1)	We paid audit fees, including costs, for the years ended December 31, 2009 and December 31, 2010 for professional services rendered in connection with:

•	the audits of our consolidated financial statements;

•	the statutory and GAAP audits of various subsidiaries;

•	SEC registration statements and amendments filed by Envestnet;

•	comfort letters issued in connection with SEC registration statements filed by Envestnet; and

•	review of quarterly consolidated financial statements, press releases and financial supplements and documentation of internal controls.

(2)	Audit-related fees for the years ended December 31, 2009 and December 31, 2010 related to audits of the Company’s employee benefit plans and SAS 70 audits.
(3)	Of the total amount of tax fees for 2010, $80,000 were related to tax compliance and $84,000 were related to tax advice. Compliance-related tax fees for 2010 were primarily for professional services rendered in connection with the preparation of the 2009 federal and state income tax returns. Tax advice-related fees for 2010 were for various state income tax issues, assistance with tax related acquisition issues, review of our quarterly income tax provisions and a built in loss analysis under section 382 of the Internal Revenue Code of 1986, as amended.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, McGladrey & Pullen, LLP. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

How do I submit a proposal for inclusion in next year’s proxy material?

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601. Under the rules of the SEC, proposals must be received no later than December 21, 2011 and otherwise comply with the requirements of the SEC to be eligible for inclusion in Envestnet’s 2012 Annual Meeting proxy statement and form of proxy.

How do I submit a proposal or make a nomination at an annual meeting?

A stockholder proposal not included in our proxy statement for the 2012 Annual Meeting of Stockholders will be ineligible for presentation at the 2012 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our secretary at our principal executive offices. Under our by-laws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the next annual meeting of stockholders; provided, however, that in the event that if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date. The notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our by-laws, the language of the proposed amendment), and reasons for conducting such business at the meeting; (b) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (c) the number of shares of our common stock that are owned beneficially and of record by the stockholder and beneficial owner; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC.

OTHER MATTERS

The Board of Directors of Envestnet does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Shelly O’Brien

Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

ENVESTNET, INC.

May 19, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.envestnet.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20233040000000001000 2	051991

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. The election as director of the nominees listed below (except as marked to the contrary below):			2. The ratification of McGladrey & Pullen, LLP as the independent auditors for the fiscal year ending December 31, 2011:	☐	☐	☐
☐ FOR ALL NOMINEES	NOMINEES: O Ross Chapin		3. The approval, on an advisory basis, of executive compensation.	☐	☐	☐
☐WITHHOLD AUTHORITY FOR ALL NOMINEES	O Gates Hawn		1 year	2 years	3 years	ABSTAIN
☐FOR ALL EXCEPT (See instructions below)			4. The approval, on an advisory basis, of whether executive compensation should be submitted to stockholders for an advisory vote, every one, two or three years. ☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

ENVESTNET, INC.

May 19, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice Meeting, proxy statement and proxy card are available at www. envestnet.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20233040000000001000 2	051911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. The election as director of the nominees listed below (except as marked to the contrary below):			2. For ratification of McGladrey & Pullen, LLP as the independent auditors for the fiscal year ending December 31, 2011:	☐	☐	☐
☐ FOR ALL NOMINEES	NOMINEES: O Ross Chapin		3. The approval, on an advisory basis, of executive compensation.	☐	☐	☐
☐WITHHOLD AUTHORITY FOR ALL NOMINEES	O Gates Hawn		1 year	2 years	3 years	ABSTAIN
☐FOR ALL EXCEPT (See instructions below)			4. The approval, on an advisory basis, of whether executive compensation should be submitted to stockholders for an advisory vote, every one, two or three years. ☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ENVESTNET, INC.

2011 Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Envestnet, Inc. will be held on Thursday, May 19, 2011 at 10:00 a.m. Central Time at 35 East Wacker Drive, Suite 260, Chicago, Illinois.

Registration will open at 9:30 a.m. Central Time and the meeting will start promptly at 10:00 a.m. The meeting is expected to last about 30 minutes.

IMPORTANT:

1.	If you are planning to attend the meeting, please check the box on the proxy on the reverse side.

2.	This letter is your admission ticket to the meeting and must be presented to the registration desk on the day of the meeting.

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ENVESTNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ENVESTNET, INC.

The undersigned stockholder(s) of Envestnet, Inc. (the “Company”) hereby appoints Jud Bergman or Peter D’Arrigo, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 19, 2011, at 10:00 a.m., Central Time, at 35 E. Wacker Drive, Suite 260, Chicago, IL 60601, and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

I hereby vote my shares of Envestnet, Inc. common stock as specified on the reverse side of this card.

(Continued and to be signed on the reverse side.)

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